UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 0R 15 (D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 6, 2018

Freedom Leaf Inc.

(Exact name of registrant as specified in its charter)

Nevada

(State or Other Jurisdiction of Incorporation)

000-55687	46-2093679
(Commission File Number)	(IRS Employer Identification No.)

3571 E. Sunset Road, Suite 420 Las Vegas, NV	89120
(Address of Principal Executive Offices)	(Zip Code)

(877) 442-0411

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_]       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_]       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_]       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [_]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [_]

Item 1.01	Entry into a Material Definitive Agreement.

On March 6, 2018, Leafceuticals Inc (the “Buyer”), the wholly owned subsidiary of Freedom Leaf Inc., a Nevada corporation (the “Company”), entered into an Asset Purchase Agreement (the “Agreement”) with Earth Born, Inc., a California corporation (“Earth Born California”), Earth Born, Inc., a Delaware corporation (“Earth Born Delaware”), Irie Living, a California nonprofit mutual benefit corporation (“Irie”), and Genesis Media Works, LLC, a Utah limited liability company doing business as “Terra’s Way,” “Irie Hemp Company,” “Earth Born Botanicals,” and “Santa Cruz Hemp Company” (“Genesis” and together with Earth Born California, Earth Born Delaware, and Irie the “Sellers”) to acquire all of the Sellers’ assets (the “Assets”) associated with and/or required to operate the Sellers’ CBD botanical and nutraceutical businesses (the “Acquisition”), with an anticipated closing date of April 15, 2018.

In connection with the Acquisition, the Buyer agreed to assume approximately $100,000 of liabilities associated with the Assets, and the purchase price for the Assets is $2,200,000, subject to adjustment as described below, to be paid $400,000 in cash, and $1,800,000 via the issuance of an aggregate of 7,826,087 shares of the Company’s common stock (the “Shares”) to the Sellers. The purchase price for the Assets shall be reduced if (i) the Sellers’ aggregate pre-closing revenues for the year ending December 31, 2017, were less than $1,600,000, or (ii) the Buyer’s average monthly revenues resulting from the Acquisition of the Assets for the three months following closing are less than $120,000 per month. Additionally, 1,250,000 of the Shares shall be escrowed for 4 months following Closing as the Buyer’s security for (i) any indemnification claims against the Sellers pursuant to the Agreement, or (ii) any pre-closing or post-closing revenue deficiency resulting in the purchase price reductions described above. The escrowed shares shall also be immediately released from escrow and paid to the Sellers as a “break fee” if the Buyer terminates the Agreement prior to closing without cause.

The foregoing description of the Agreement and its terms is qualified in its entirety by reference to the full text of the Agreement, which is attached hereto as Exhibit 10.1 to, and incorporated by reference in, this report.

Item 9.01 Financial Statements and Exhibits.

The exhibits listed in the following Exhibit Index are filed as part of this report:

10.1	Asset Purchase Agreement dated March 3, 2018, by and between Leafceuticals Inc, Earth Born, Inc. (California), Earth Born, Inc. (Delaware), Irie Living, and Genesis Media Works, LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 8, 2018

FREEDOM LEAF INC.

By: /s/ Clifford J. Perry

Clifford J. Perry

Chief Executive Officer